TRIDEX CORPORATION AND SUBSIDIARIES
                  EXHIBIT 11 COMPUTATION OF PER SHARE EARNINGS

                (Dollars in thousands, except per share amounts)

                                                                                               Nine Months
                                                                     Years Ended                  Ended
                                                            ----------------------------------------------
                                                            December 31,      December 31,     December 31,
                                                               1997               1996             1995
                                                            ----------------------------------------------
BASIC
EARNINGS:
   Income (loss) from  continuing operations                $      (568)      $     5,646      $    (1,407)
   Income from discontinued operations                              533             3,202              410
                                                            ----------------------------------------------
   Net income (loss) available to common stockholders       $       (35)      $     8,848      $      (997)
                                                            ==============================================

  SHARES:
     Average common shares outstanding                        5,157,000         3,913,000        3,722,000
                                                            ==============================================

  EARNINGS PER COMMON SHARE - BASIC:
   Income (loss) from  continuing operations                $     (0.11)      $      1.44      $     (0.38)
   Income from discontinued operations                             0.10              0.82             0.11
                                                            ----------------------------------------------
   Net income (loss)                                        $     (0.01)      $      2.26      $     (0.27)
                                                            ==============================================

DILUTED:
  EARNINGS:
   Income (loss) from continuing operations                 $      (568)      $     5,646      $    (1,407)
   Income impact from assumed conversions                             0               341                0
                                                            ----------------------------------------------
   Income (loss) available to common stockholders plus
      assumed conversions                                          (568)            5,987           (1,407)
   Income from discontinued operations                              533             3,202              410
                                                            ----------------------------------------------
   Net income (loss) available  to common shareholders      $       (35)      $     9,189      $      (997)
                                                            ==============================================

SHARES:
   Average common shares outstanding                          5,157,000         3,913,000        3,722,000
   Dilutive effect of outstanding options and warrants
      as determined by the treasury stock method                174,000           241,000                0
   Dilutive effect of convertible debt assumed
      converted at the beginning of the year                          0           445,000                0
                                                            ----------------------------------------------
                                                              5,331,000         4,599,000        3,722,000
                                                            ==============================================

EARNINGS PER COMMON SHARE - DILUTED:
   Income (loss) from continuing operations                 $     (0.11)      $      1.30      $     (0.38)
   Income from discontinued operations                             0.10              0.70             0.11
                                                            ----------------------------------------------
   Net income (loss)                                        $     (0.01)      $      2.00      $     (0.27)
                                                            ==============================================


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